ACCOUNTANT'S CONSENT


         We have issued our report dated February 27, 1997, accompanying the consolidated financial statements of River Valley Bancorp, Inc. which are incorporated within the Annual Report on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in River Valley Bancorp, Inc.'s Form S-8 to be filed with the Securities and Exchange Commission on or about October 30, 1997.


Grant Thornton LLP

Cincinnati, Ohio
October 29, 1997